Exhibit 99.1
The Honest Company Reports Fourth Quarter and Full Year 2024 Financial Results

Achieves Record Quarterly Revenue of $100 Million, an Increase of 11% from Prior Year
Expands Quarterly Gross Margin 530 Basis Points to 39% versus Prior Year

LOS ANGELES, Calif. – February 26, 2025 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today reported fourth quarter and full year 2024 financial results for the period ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights Compared to Prior Year Period:
•Revenue of $100 million increased 11%
•Gross margin of 39% expanded 530 basis points
•Net loss of less than $1 million, compared to net income of $1 million
•Adjusted EBITDA(1) of $9 million improved by $4 million

2024 Financial Highlights Compared to Prior Year:
•Revenue of $378 million increased 10%
•Gross Margin of 38% expanded 900 basis points
•Net loss of $6 million improved by $33 million
•Adjusted EBITDA(1) of $26 million improved by $37 million
•Cash Balance of $75 million with no debt

“Our Q4 and full year 2024 financial results demonstrate that our strategy, which focuses on the disciplined execution of our Transformation Pillars of Brand Maximization, Margin Enhancement and Operating Discipline, is working. In 2024, we achieved record results ahead of our outlook with revenue growth of 10% and first full year positive adjusted EBITDA as a public company. We also achieved gross margin of 38%, an expansion of 900 basis points compared to last year,” said Chief Executive Officer, Carla Vernón. “As I reflect on the past year, I know our success is due in large part to the heart and hard work of our teams, as well as our relentless focus on improving profitability and driving revenue growth. With this foundation, we remain committed to providing cleanly-formulated and sustainably-designed baby and personal care products that meet our rigorous Honest Standard.”

	For the three months ended December 31,				For the year ended December 31,
	2024	2023	Change		2024	2023	Change
(In thousands, except percentages)
Revenue	99,836	90,264	10.6%		378,340	344,365	9.9%
Gross margin	38.8%	33.5%	530	bps	38.2%	29.2%	900	bps
Operating expenses	39,795	29,100	10,695		150,988	139,441	11,547
Net income (loss)	(811)	1,144	(1,955)		(6,124)	(39,238)	33,114
Adjusted EBITDA(1)	8,541	4,250	4,291		25,858	(11,242)	37,100
Net income (loss) margin	(0.8)%	1.3%	(210)	bps	(1.6)%	(11.4)%	980	bps
Adjusted EBITDA Margin(1)	8.6%	4.7%	390	bps	6.8%	(3.3)%	1010	bps

Fourth Quarter Results
(All comparisons are versus the fourth quarter 2023)

Revenue increased 11% to $100 million compared to $90 million, driven by strong performance across our baby apparel and wipes portfolios. Tracked channel consumption(2) for the Company grew 7% outperforming the comparative categories which were down 2% in the same period. Consumption(3) for the Company’s products at the Company’s largest digital customer increased 35%.
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(1) See the reconciliation of adjusted EBITDA and adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to Circana, Inc. tracked channel consumption data. Reflects consumption for diapers, wipes, cosmetics, and baby and adult personal care for the latest 13 weeks ended January 5, 2025.
(3) According to Fuelcomm, Inc. (“Stackline”) consumption data for the 13 weeks ended January 4, 2025.

Gross margin expanded 530 basis points to 38.8% compared to 33.5%. This growth was primarily driven by cost savings, including reduced transportation, fulfillment and product costs, and sales volume growth.

Operating expenses increased $11 million to $40 million, reflecting an increase of over 770 basis points, as a percentage of revenue. The increase in operating expenses is primarily driven by an increase in selling, general & administrative expenses and retail marketing expenses. Selling, general & administrative expenses as a percentage of revenue increased over 510 basis points mainly driven by legal expenses.

Net loss of $1 million compared to a net income of $1 million.

Adjusted EBITDA(1) was positive $9 million compared to positive $4 million. This represents the Company’s fifth consecutive quarter of positive adjusted EBITDA.
________________
(1) See the reconciliation of adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Full Year Results
(All comparisons are versus full year 2023)

Revenue of $378 million increased 10%, surpassing the Company’s revenue outlook range, driven by strong performance across our wipes portfolio, baby apparel and baby personal care. Tracked channel consumption(1) for the Company grew 8% outperforming the comparative categories which were down 1% in the same period. Consumption(2) for the Company’s products at the Company’s largest digital customer increased 32%.
______________
(1) According to Circana, Inc. tracked channel consumption data. Reflects consumption for diapers, wipes, cosmetics, and baby and adult personal care for the latest 52 weeks ended January 5, 2025.
(2) According to Fuelcomm, Inc. (“Stackline”) consumption data for the 52 weeks ended January 4, 2025.

Gross margin expanded 900 basis points to 38.2% compared to 29.2%. This growth was primarily related to cost savings, including reduced transportation, fulfillment and product costs, sales volume growth, price increases and efficient trade spend.

Operating expenses increased $12 million or 8%, reflecting a decrease of approximately 60 basis points, as a percentage of revenue. The increase in operating expenses is primarily driven by an increase in selling, general & administrative expenses and retail marketing expenses. Selling, general & administrative expenses as a percentage of revenue decreased approximately 130 basis points.

Net loss improved $33 million to a net loss of $6 million compared to net loss of $39 million.

Adjusted EBITDA was positive $26 million, surpassing the Company’s adjusted EBITDA outlook range, compared to negative $11 million. This represents the Company’s first full year of positive Adjusted EBITDA as a public company. See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income (loss) in the table at the end of this press release.

Balance Sheet and Cash Flow

The Company ended the fourth quarter of 2024 with $75 million in cash and cash equivalents, an increase of $43 million primarily from the exercise of pre-initial public offering stock options during the fourth quarter of 2024 versus the prior year period and an increase of $22 million compared to the third quarter of 2024. The Company had no debt outstanding as of December 31, 2024.

Net cash provided by operating activities was $2 million for the year ended December 31, 2024, compared to $19 million in the prior year period.

2025 Outlook

As a reminder, the Company’s long-term financial algorithm consists of revenue growth of 4% to 6% annually and continued Adjusted EBITDA margin expansion. For full year fiscal year 2025, the Company expects revenue growth in-line with our long-term financial algorithm of 4% to 6% and Adjusted EBITDA of $27 million to $30 million. Our financial outlook includes what we know today about tariffs related to our product sourcing in China and Mexico. Additional information on the Company’s strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.

Financial outlook for the full fiscal year 2025:

Revenue	4% to 6% (versus Full Year 2024)
Adjusted EBITDA(1)	$27 million to $30 million range
____________

(1) We do not provide guidance for the most directly comparable GAAP measure, net income (loss), and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net income (loss) without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss), including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss fourth quarter and full year 2024 results is scheduled for today, February 26, 2025, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI3db3ccffd8534f6eb0db9bc8e8b734bd, and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2025; our expectations under our long-term financial algorithm and growth strategy; our ability to achieve or sustain profitability and continue generating positive cash flow; continued positive momentum in our business and strength of the Honest brand; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; and other business strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 8, 2024, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	For the three months ended December 31, (Unaudited)		For the year ended December 31,
	2024	2023	2024	2023

Revenue	$99,836	$90,264	$378,340	$344,365
Cost of revenue	61,070	60,035	233,683	243,833
Gross profit	38,766	30,229	144,657	100,532
Operating expenses
Selling, general and administrative	26,766	19,587	99,044	94,582
Marketing	11,315	7,835	45,093	36,440
Restructuring	—	101	—	2,205
Research and development	1,714	1,577	6,851	6,214
Total operating expenses	39,795	29,100	150,988	139,441
Operating income (loss)	(1,029)	1,129	(6,331)	(38,909)
Interest and other income (expense), net	237	15	282	(254)
Income (loss) before provision for income taxes	(792)	1,144	(6,049)	(39,163)
Income tax provision	19	—	75	75
Net income (loss)	$(811)	$1,144	$(6,124)	$(39,238)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.01)	$0.01	$(0.06)	$(0.42)
Diluted	$(0.01)	$0.01	$(0.06)	$(0.42)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	104,883,136	95,642,655	100,245,394	94,516,690
Diluted	104,883,136	98,369,753	100,245,394	94,516,690

Other comprehensive loss
Unrealized gain on short-term investments, net of taxes	—	—	—	32
Comprehensive income (loss)	$(811)	$1,144	$(6,124)	$(39,206)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$75,435	$32,827
Accounts receivable, net	43,476	43,084
Inventories	85,266	73,490
Prepaid expenses and other current assets	9,741	8,371
Total current assets	213,918	157,772
Operating lease right-of-use asset	17,239	23,683
Property and equipment, net	11,394	13,486
Goodwill	2,230	2,230
Intangible assets, net	235	309
Other assets	2,377	4,141
Total assets	$247,393	$201,621
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,807	$22,289
Accrued expenses	35,869	32,209
Deferred revenue	1,213	2,212
Total current liabilities	59,889	56,710
Long term liabilities
Operating lease liabilities, net of current portion	13,197	21,738
Other long-term liabilities	—	34
Total liabilities	73,086	78,482
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at December 31, 2024 and 2023, none issued or outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at December 31, 2024 and 2023; 109,159,697 and 95,868,421 shares issued and outstanding as of December 31, 2024 and 2023, respectively	11	9
Additional paid-in capital	659,488	602,198
Accumulated deficit	(485,192)	(479,068)
Total stockholders’ equity	174,307	123,139
Total liabilities and stockholders’ equity	$247,393	$201,621

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023	2022
Cash flows from operating activities
Net loss	$(6,124)	$(39,238)	$(49,019)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,843	2,740	2,753
Stock-based compensation	15,675	15,804	15,078
Amortization of operating ROU assets	6,444	6,257	6,180
Other	746	(1,369)	(558)
Changes in assets and liabilities:
Accounts receivable, net	(378)	(682)	(10,836)
Inventories	(10,934)	43,475	(38,987)
Prepaid expenses and other assets	(1,437)	8,005	(4,358)
Accounts payable, accrued expenses and other long-term liabilities	3,809	(9,347)	10,396
Deferred revenue	(998)	1,396	83
Operating lease liabilities	(8,105)	(7,688)	(7,007)
Net cash provided by (used in) operating activities	1,541	19,353	(76,275)
Cash flows from investing activities
Purchases of short-term investments	—	—	(12,782)
Proceeds from maturities of short-term investments	—	5,683	49,362
Purchases of property and equipment	(530)	(1,838)	(1,617)
Purchases of intangible assets	—	(10)	—
Net cash provided by (used in) investing activities	(530)	3,835	34,963
Cash flows from financing activities
Proceeds from exercise of stock options	41,453	4	122
Taxes paid related to net share settlement of equity awards	—	—	(37)
Proceeds from 2021 ESPP	163	176	256
Payments on finance lease liabilities	(19)	(58)	(303)
Net cash provided by financing activities	41,597	122	38
Net increase (decrease) in cash and cash equivalents	42,608	23,310	(41,274)
Cash and cash equivalents
Beginning of the period	32,827	9,517	50,791
End of the period	$75,435	$32,827	$9,517

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA and adjusted EBITDA margin, non-GAAP financial measures, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and founder and former Chief Creative Officer ("CCO") transition expenses and (7) restructuring expenses in connection with the Transformation Initiative. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue.

Adjusted EBITDA and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA and adjusted EBITDA margin, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA and adjusted EBITDA margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA and adjusted EBITDA margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA and adjusted EBITDA margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO, CFO and founder/CCO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA and adjusted EBITDA margin in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss) and net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP, to adjusted EBITDA and adjusted EBITDA margin, for each of the periods presented:

	For the three months ended December 31,		For the year ended December 31,
(In thousands)	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(811)	$1,144	$(6,124)	$(39,238)
Interest and other (income) expense, net	(237)	(15)	(282)	254
Income tax provision	19	—	75	75
Depreciation and amortization	711	709	2,843	2,740
Stock-based compensation(1)	2,083	1,911	15,675	15,804
Securities litigation expense	6,681	379	12,440	4,703
CEO, CFO and founder/CCO transition expense(2)	—	2	858	2,075
Restructuring costs(3)	—	101	—	2,205
Payroll tax expense related to stock-based compensation	95	19	373	140
Adjusted EBITDA	$8,541	$4,250	$25,858	$(11,242)

Revenue	$99,836	$90,264	$378,340	$344,365
Net income margin	(0.8)%	1.3%	(1.6)%	(11.4)%
Adjusted EBITDA margin	8.6%	4.7%	6.8%	(3.3)%
____________________

(1) Includes accelerated equity awards related to prior separation agreements of an aggregate of $3.1 million with our former CEO and CFO, respectively, during the year ended December 31, 2023. Additionally, includes extension of post-termination stock option exercise periods for certain former executives, resulting in stock-based compensation expense of $0.5 million during the year ended December 31, 2023.
(2) Includes sign-on bonus, relocation, legal and recruiting costs related to the appointment of our CEO, as well as separation costs related to the termination of our former founder and CCO and former CFO.
(3) Restructuring costs include employee and asset-related costs and contract terminations.